                                  EXHIBIT 99.5

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

    The Unaudited Pro Forma Consolidated Financial Data presents the following pro forma data for the Company: (i) the results of operations for the year ended December 31, 1997 and the three months ended March 31, 1998; and (ii) the financial position as of March 31, 1998. The Unaudited Pro Forma Consolidated Financial Data should be read in conjunction with the Company's: (i) audited consolidated financial statements and notes thereto included in the Form 10-K for the year ended December 31, 1997; and (ii) unaudited consolidated financial statements and notes thereto included in the Form 10-Q for the quarter ended March 31, 1998. Capitalized terms, unless defined herein, have the meaning ascribed to them in the aforementioned Forms 10-K and 10-Q.

    The following Unaudited Pro Forma Consolidated Financial Data for the year ended December 31, 1997 and the three months ended March 31, 1998 presents the results of operations of the Company as if the following transactions had occurred as of January 1, 1997: (i) the acquisition of Avtech Corporation ("Avtech") for $84.7 million in cash, including an estimated $1.3 million of acquisition related costs; (ii) the Audio International acquisition, which occurred on November 14, 1997 as described in the Company's Form 10-K; (iii) the Recapitalization, the IPO, and the application of the net proceeds therefrom, which were completed on April 16, 1997 as described in the Company's Form 10-K; and (iv) the sale of 2,206,177 shares of common stock, and the application of the net proceeds therefrom, which was completed in April 1998 (the "Follow-On Equity Offering"), as described in the Company's Form 10-Q. The balance sheet data as of March 31, 1998 is adjusted to reflect the following transactions as if they occurred on March 31, 1998: (i) the Avtech acquisition; and (ii) the Company's Follow-On Equity Offering and the application of the net proceeds therefrom. The data does not include the acquisition of Dettmers Industries Inc. ("Dettmers") because inclusion would not have a material effect on such data.

    The Unaudited Pro Forma Consolidated Financial Data presenting the results of operations for the year ended December 31, 1997 reflects the unaudited consolidated financial statements of Audio International for the period from January 1, 1997 through November 14, 1997, the date on which it was acquired. The Avtech results of operations data for all periods is unaudited and was derived from audited and unaudited financial statements as of and for the appropriate periods since it was not acquired until June 26, 1998. Avtech's fiscal year end, prior to its acquisition by the Company, was September 30th. The balance sheet of Avtech as of March 31, 1998 was derived from its audited financial statements for the six months ended March 31, 1998.

    The Company believes the Unaudited Pro Forma Consolidated Financial Data contains all adjustments necessary for a fair presentation of the above described transactions. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. With respect to the Avtech pro forma acquisition adjustments described in the accompanying notes, the allocation of the purchase price is preliminary and subject to final determination by the Company. The Unaudited Pro Forma Consolidated Financial Data is presented for illustrative purposes only and is not necessarily indicative of the results of operations that would have occurred had the transactions been consummated on the dates indicated, or that may be obtained in future periods.

                        UNAUDITED PRO FORMA CONSOLIDATED

                            STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997

                                                                          ACQUISITIONS          ACQUISITIONS,
                                                         DECRANE   --------------------------      IPO AND
                                                        AIRCRAFT       AUDIO                      FOLLOW-ON
                                                        HOLDINGS,  INTERNATIONAL,   AVTECH     EQUITY OFFERING
                                                          INC.         INC.       CORPORATION    ADJUSTMENTS     PRO FORMA
                                                        ---------  -------------  -----------  ---------------  -----------
                                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues..............................................  $ 108,903    $  12,431     $  34,689      $    (252)(2)  $ 155,771
Cost of sales.........................................     80,247        7,345        22,396           (139)(3)    109,849
                                                        ---------  -------------  -----------       -------     -----------

Gross profit (loss)...................................     28,656        5,086        12,293           (113)        45,922

Selling, general and administrative expenses..........     15,756        3,983         7,036         (1,503)(4)     25,272
ESOP contribution.....................................     --           --             1,200         (1,200)(5)     --
Nonrecurring bonus expense............................     --           --            --             --             --
Amortization of intangible assets.....................        905       --            --              2,599(7)       3,504
                                                        ---------  -------------  -----------       -------     -----------

Operating income......................................     11,995        1,103         4,057             (9)        17,146

Interest expense (income).............................      3,154            8          (305)         4,939(8)       7,796
Other expenses (income)...............................        243            5           (59)        --                189
                                                        ---------  -------------  -----------       -------     -----------
Income (loss) before provision for income taxes and
  extraordinary item..................................      8,598        1,090         4,421         (4,948)         9,161

Provision for income taxes (benefit)..................      3,344          365         1,487           (797)(9)      4,399
                                                        ---------  -------------  -----------       -------     -----------
Income (loss) before extraordinary item (1)...........  $   5,254    $     725     $   2,934      $  (4,151)     $   4,762
                                                        ---------  -------------  -----------       -------     -----------
                                                        ---------  -------------  -----------       -------     -----------
Income (loss) applicable to common
  stockholders (1)....................................  $   2,609    $     725     $   2,934      $  (1,506)(10)  $   4,762
                                                        ---------  -------------  -----------       -------     -----------
                                                        ---------  -------------  -----------       -------     -----------
Income (loss) per common share (1)
  Basic...............................................  $    0.69                                                $    0.63
  Diluted.............................................       0.62                                                     0.61

Weighted average number of common shares outstanding
    Basic.............................................      3,803                                                    7,510
    Diluted...........................................      4,892                                                    7,812

     The accompanying notes are an integral part of the Unaudited Pro Forma
                          Consolidated Financial Data.

                        UNAUDITED PRO FORMA CONSOLIDATED

                            STATEMENT OF OPERATIONS

                       THREE MONTHS ENDED MARCH 31, 1998

                                                                                         ACQUISITION
                                                                                             AND
                                                                DECRANE    ACQUISITION    FOLLOW-ON
                                                               AIRCRAFT    -----------      EQUITY
                                                               HOLDINGS,     AVTECH        OFFERING
                                                                 INC.      CORPORATION   ADJUSTMENTS     PRO FORMA
                                                              -----------  -----------  --------------  -----------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues....................................................   $  29,128    $  10,741     $      (62)(2)  $  39,807
Cost of sales...............................................      20,141        6,448            (49)(3)     26,540
                                                              -----------  -----------       -------    -----------

Gross profit (loss).........................................       8,987        4,293            (13)       13,267

Selling, general and administrative expenses................       4,879        1,699           (463)(4)      6,115
ESOP contribution...........................................      --              300           (300)(5)     --
Nonrecurring bonus expense..................................      --            1,592         (1,592)(6)     --
Amortization of intangible assets...........................         379       --                503(7)        882
                                                              -----------  -----------       -------    -----------

Operating income............................................       3,729          702          1,839         6,270

Interest expense (income)...................................         786          (19)         1,141(8)      1,908
Other income................................................         (17)         (27)        --               (44)
                                                              -----------  -----------       -------    -----------
Income (loss) before provision for income taxes.............       2,960          748            698         4,406

Provision for income taxes (benefit)........................       1,272          256            408(9)      1,936
                                                              -----------  -----------       -------    -----------
Net income (loss)...........................................   $   1,688    $     492     $      290     $   2,470
                                                              -----------  -----------       -------    -----------
                                                              -----------  -----------       -------    -----------
Income (loss) per common share(1)
    Basic...................................................   $    0.32                                 $    0.33
    Diluted.................................................        0.30                                      0.32
Weighted average number of common shares outstanding
    Basic...................................................       5,319                                     7,525
    Diluted.................................................       5,626                                     7,832

     The accompanying notes are an integral part of the Unaudited Pro Forma
                          Consolidated Financial Data.

                        UNAUDITED PRO FORMA CONSOLIDATED

                                 BALANCE SHEET

                                 MARCH 31, 1998

                                                     DECRANE     FOLLOW-ON         ACQUISITION
                                                     AIRCRAFT     EQUITY     ------------------------
                                                    HOLDINGS,    OFFERING      AVTECH     ACQUISITION
                                                       INC.     ADJUSTMENTS  CORPORATION  ADJUSTMENTS   PRO FORMA
                                                    ----------  -----------  -----------  -----------  -----------
                                                                            (IN THOUSANDS)
ASSETS
Current assets
  Cash and cash equivalents.......................  $    1,178   $  --        $   3,260    $  (2,167) 14)  $   2,271
  Accounts receivable, net........................      19,839      --            6,648       --           26,487
  Inventories.....................................      28,221      --            5,684       --           33,905
  Income taxes refundable.........................      --          --           --            3,561(15)      3,561
  Deferred tax assets.............................      --          --              735        1,425(16)      2,160
  Prepaid expenses and other current assets.......       1,160      --              224       --            1,384
                                                    ----------  -----------  -----------  -----------  -----------
    Total current assets..........................      50,398      --           16,551        2,819       69,768

Property and equipment, net.......................      13,261      --            5,411        4,710(17)     23,382
Other assets, principally intangibles, net........      39,940        (358) 11)        162     62,742(18)    102,486
                                                    ----------  -----------  -----------  -----------  -----------
                                                    $  103,599   $    (358)   $  22,124    $  70,271    $ 195,636
                                                    ----------  -----------  -----------  -----------  -----------
                                                    ----------  -----------  -----------  -----------  -----------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Short-term borrowings...........................  $      432   $  --        $  --        $  --        $     432
  Current portion of long-term obligations........         857      --           --           --              857
  Accounts payable................................       7,991      --            1,614       --            9,605
  Accrued expenses................................       6,226      --            4,371         (600) 19)      9,997
  Income taxes payable............................       1,800      --           --           --            1,800
                                                    ----------  -----------  -----------  -----------  -----------
    Total current liabilities.....................      17,306      --            5,985         (600)      22,691
                                                    ----------  -----------  -----------  -----------  -----------
Long-term liabilities
  Long-term obligations...........................      43,196     (35,200) 12)     --        84,943(20)     92,939
  Deferred income taxes...........................       1,880      --           --            1,601(21)      3,481
  Deferred compensation...........................      --          --            1,463       (1,463) 22)     --
  Minority interest and other long-term
    liabilities...................................          93      --              466       --              559
                                                    ----------  -----------  -----------  -----------  -----------
    Total long-term liabilities...................      45,169     (35,200)       1,929       85,081       96,979
                                                    ----------  -----------  -----------  -----------  -----------
Stockholders' equity
  Common stock....................................          53          22(13)        232       (232) 23)         75
  Additional paid-in capital......................      51,096      34,820(13)     --         --           85,916
  Retained earnings (deficit).....................      (9,756)     --           13,978      (13,978) 23)     (9,756)
  Accumulated other comprehensive
    income........................................        (269)     --           --           --             (269)
                                                    ----------  -----------  -----------  -----------  -----------
    Total stockholders' equity....................      41,124      34,842       14,210      (14,210)      75,966
                                                    ----------  -----------  -----------  -----------  -----------
                                                    $  103,599   $    (358)   $  22,124    $  70,271    $ 195,636
                                                    ----------  -----------  -----------  -----------  -----------
                                                    ----------  -----------  -----------  -----------  -----------

     The accompanying notes are an integral part of the Unaudited Pro Forma
                          Consolidated Financial Data.

                        UNAUDITED PRO FORMA CONSOLIDATED

                                 BALANCE SHEET

                                 MARCH 31, 1998

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

(1) Reflects income (loss) before the effect of a $2.1 million extraordinary loss incurred as a result of the write-off, net of an income tax benefit, of deferred financing costs, unamortized original issue discounts, a prepayment penalty and other related expenses incurred as a result of the repayment of debt by the Company with the net proceeds from its IPO. See the consolidated financial statements and related notes thereto included in the Company's Form 10-K.

(2) Reflects the elimination of intercompany sales between the Company and Avtech.

(3) For the year ended December 31, 1997 and the three months ended March 31, 1998, reflects the elimination of intercompany cost of sales aggregating $252,000 and $62,000, respectively, between the Company and Avtech, offset by an increase in depreciation expense to reflect an increase in the fair value of depreciable assets acquired.

(4) For the year ended December 31, 1997 and the three months ended March 31, 1998, reflects a decrease of $1.5 million and $467,000, respectively, in compensation expense to reflect the resignation of certain former employees and changes to employment agreements for certain remaining employees of the acquired companies offset by an increase in depreciation expense to reflect an increase in the fair value of depreciable assets acquired.

(5) Reflects a reduction in expense attributable to the termination of Avtech's Employee Stock Ownership Plan ("ESOP") concurrent with the acquisition.

(6) Reflects a reduction in expense attributable to nonrecurring bonuses awarded prior to, and in anticipation of, the acquisition by the Company.

(7) For the year ended December 31, 1997 and the three months ended March 31, 1998, reflects an increase in amortization expense pertaining to the amortization of goodwill on a straight-line basis over 30 years of (i) $20.1 million of goodwill related to the Audio International acquisition, which occurred on November 14, 1997; and (ii) $60.4 million of goodwill related to the Avtech acquisition, which occurred on June 26, 1998.

(8) For the year ended December 31, 1997, represents: (i) a decrease in interest expense of $1.3 million to reflect the refinancing of existing debt with the $28.9 million net proceeds from the IPO and $12.3 million Senior Credit Facility borrowings; and (ii) a net increase in Senior Credit Facility interest expense of $6.3 million to reflect borrowings of $24.7 and $84.7 million for Audio International and Avtech acquisitions, respectively, net of the application of the $34.8 million net proceeds from the Follow-On Equity Offering to reduce Senior Credit Facility borrowings.

   For the three months ended March 31, 1998, represents a net increase in Senior Credit Facility interest expense of $1.1 million to reflect borrowings of $84.7 million for Avtech acquisition, net of the application of the $34.8 million net proceeds from the Follow-On Equity Offering to reduce Senior Credit Facility borrowings.

(9) Represents a decrease in the provision for income taxes as a result of a decrease in pro forma taxable income. The percent decrease differs from the amount expected by applying the U.S. federal statutory rate due to depreciation and amortization not deductible for income tax purposes.

                        UNAUDITED PRO FORMA CONSOLIDATED

                                 BALANCE SHEET

                                 MARCH 31, 1998

(10) Reflects the elimination of preferred stock dividends and adjustment to the redemption value of mandatorily redeemable common stock warrants as a result of the Recapitalization and IPO. See the consolidated financial statements and related notes thereto included in the Company's Form 10-K.

(11) Reflects the reclassification of capitalized costs associated with the Follow-On Equity Offering to additional paid-in capital as reduction of the net proceeds received therefrom.

(12) Reflects the repayment of Senior Credit Facility borrowings with the net proceeds from the Follow-On Equity Offering.

(13) Reflects the sale by the Company of common stock in the Follow-On Equity Offering.

(14) Reflects a decrease in cash to adjust to the actual cash balance acquired upon closing.

(15) Reflects federal income taxes refundable as a result of a tax deduction created upon the exercise of stock options by former Avtech employees immediately prior to its acquisition by the Company. The stock option exercise created a $25.4 million tax deduction for Avtech immediately prior to its acquisition. The tax deduction may be used for both carryback and carryforward purposes to reduce Avtech's taxable income. The carryforward will expire in 2013.

(16) Reflects the incremental deferred income tax benefit the Company estimates it will receive during the next twelve-month period as a result of utilizing the loss carryforward created upon the exercise of stock options by former Avtech employees immediately prior to its acquisition by the Company.

(17) Reflects a $3.4 million and $1.3 million increase in the fair value of land and buildings, respectively, acquired in the Avtech acquisition.

(18) Reflects: (i) $60.4 million of goodwill attributable to the Avtech acquisition; (ii) a $2.2 million long-term deferred income tax asset the Company estimates it will realize as a result of utilizing the loss carryforward created upon the exercise of stock options by former Avtech employees immediately prior to its acquisition by the Company; and (iii) $250,000 of Senior Credit Facility deferred financing costs associated with amendment fees and expenses to provide financing for the Avtech acquisition.

(19) Reflects the elimination of Avtech's accrued ESOP contribution liability paid by Avtech prior to its acquisition by the Company.

(20) Reflects Senior Credit Facility borrowings of $84.7 million to fund the Avtech acquisition and $250,000 for Senior Credit Facility deferred financing costs.

(21) Reflects the deferred tax liability resulting from the $4.7 million increase in the fair value of land and buildings acquired in the Avtech acquisition that is not deductible for income tax purposes.

(22) Reflects the elimination of Avtech's deferred compensation liability paid by Avtech prior to its acquisition by the Company.

(23) Reflects the elimination of Avtech's common stock and retained earnings upon acquisition by the Company.